Exhibit 10.2

INDEMNITY AGREEMENT

This Indemnity Agreement dated as of May __, 2021 is made by and between Aeluma, Inc., a Delaware corporation (the “Company”), and [NAME], a director and officer of the Company (“Indemnitee”).

RECITALS

A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as representatives of corporations unless they are protected by comprehensive liability insurance and indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no relationship to the compensation of such representatives;

B. The members of the Board of Directors of the Company (the “Board”) have concluded that to retain and attract talented and experienced individuals to serve as representatives of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, it is necessary for the Company to contractually indemnify certain of its representatives, and to assume for itself maximum liability for Expenses and Other Liabilities in connection with claims against such representatives in connection with their service to the Company;

C. Section 145 of the Delaware General Corporation Law (said section being referred to as “Section 145” and such DCGL being referred to as the “DCGL”), empowers the Company to indemnify by agreement its officers, directors, employees and agents, and persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations, partnerships, joint ventures, trusts or other enterprises, and expressly provides that the indemnification provided thereby is not exclusive;

D. The Company’s Articles of Incorporation (“Articles”) authorize indemnification of agents of the Company; and

E. The Company desires and has requested Indemnitee to continue to serve as a representative of the Company free from undue concern about inappropriate claims for damages arising out of or related to such services to the Company.

AGREEMENT

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Definitions.

(a) Affiliate. For purposes of this Agreement, “Affiliate” of the Company means any corporation, partnership, limited liability company, joint venture, trust or other enterprise in respect of which Indemnitee is or was or will be serving as a director, officer, trustee, manager, member, partner, employee, agent, attorney, consultant, member of the entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise), fiduciary, or in any other similar capacity at the request, election or direction of the Company.

(a) Expenses. For purposes of this Agreement, “Expenses” means all reasonable and documented direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, and other out-of-pocket costs), paid or incurred by Indemnitee in connection with either the investigation, defense or appeal of, or being a witness or otherwise involved in, a Proceeding (as defined below), or establishing or enforcing a right to indemnification under this Agreement, Section 145 or otherwise; provided, however, that Expenses shall not include any judgments, fines, taxes (including ERISA or other benefit plan excise taxes or penalties) or amounts paid in settlement of a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) Expenses incurred in connection with recovery under any directors and officers liability insurance policies maintained by the Company.

(b) Indemnifiable Event. For purposes of this Agreement, “Indemnifiable Event” means any event or occurrence related to Indemnitee’s service for the Company as an Indemnifiable Person (as defined below), or by reason of anything done or not done, or any act or omission, by Indemnitee in any such capacity.

(c) Indemnifiable Person. For the purposes of this Agreement, “Indemnifiable Person” means any person who is or was a director, officer, trustee, manager, member, partner, employee, attorney, consultant, member of an entity’s governing body (whether constituted as a board of directors, board of managers, general partner or otherwise) or other agent or fiduciary of the Company.

(d) Independent Counsel. For purposes of this Agreement, “Independent Counsel” means legal counsel that has not performed services for the Company or Indemnitee in the five years preceding the time in question and that would not, under applicable standards of professional conduct, have a conflict of interest in representing either the Company or Indemnitee.

(e) Other Liabilities. For purposes of this Agreement, “Other Liabilities” means any and all liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, ERISA (or other benefit plan related) excise taxes or penalties, and amounts actually paid in settlement and all interest, taxes, assessments and other charges actually paid or payable in connection with or in respect of any such judgments, fines, ERISA (or other benefit plan related) excise taxes or penalties, or amounts actually paid in settlement.

(f) Proceeding. For the purposes of this Agreement, “Proceeding” means any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative, legislative or any other type whatsoever, preliminary, informal or formal, including any arbitration or other alternative dispute resolution and including any appeal of any of the foregoing.

(g) Subsidiary. For purposes of this Agreement, “Subsidiary” means any entity of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company.

2. Agreement to Serve. Indemnitee agrees to serve and/or continue to serve as an Indemnifiable Person in the capacity or capacities in which Indemnitee currently serves the Company as an Indemnifiable Person, and any additional capacity in which Indemnitee may agree to serve, until such time as Indemnitee’s service in a particular capacity shall end according to the terms of an agreement, the Articles or Bylaws (“Bylaws”), governing law, or otherwise. Nothing contained in this Agreement is intended to create any right to continued employment or other form of service for the Company by Indemnitee.

3. Mandatory Indemnification.

(a) The Company hereby agrees to hold harmless and indemnify Indemnitee to the full extent authorized or permitted by the provisions of Section 145, as such may be amended from time to time, the Articles and the Bylaws, as such may be amended. (but only to the extent that any such amendment permits the Company to provide broader indemnification rights than authorized or permitted prior to the adoption of such amendment). In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(i) Proceedings Other Than Proceedings by or in the Right of the Company. In the event Indemnitee is a person who was or is a party to or witness in or is threatened to be made a party to or witness in any Proceeding, other than a Proceeding brought by or in the right of the Company, by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses and Other Liabilities incurred by Indemnitee in connection with (including in preparation for) such Proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.

(ii) Proceedings by or in the Right of the Company.

(A) In the event Indemnitee is a person who was or is a party to or witness in or is threatened to be made a party to or witness or otherwise involved in any Proceeding brought by or in the right of the Company, by reason of an Indemnifiable Event, the Company shall indemnify Indemnitee from and against any and all Expenses incurred by Indemnitee in connection with (including in preparation for) such Proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company.

(B) Notwithstanding the foregoing, no indemnification shall be permitted under this Section 3(a)(ii) for any of the following:

(1) In respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee’s duty to the Company and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for Expenses and then only to the extent that the court shall determine;

(2) Amounts paid in settling or otherwise disposing of a pending action without court approval; or

(3) Expenses incurred in defending a pending action to which Indemnitee is a party or is threatened to be made a party which is settled or otherwise disposed of without court approval.

(b) Exception for Amounts Covered by Insurance and Other Sources. Notwithstanding the foregoing, the Company shall not be obligated to indemnify Indemnitee for Expenses or Other Liabilities of any type whatsoever (including, but not limited to judgments, fines, penalties, ERISA excise taxes or penalties and amounts paid in settlement) to the extent such have been paid directly to Indemnitee (or paid directly to a third party on Indemnitee’s behalf) by any directors and officers liability insurance, or other type, of insurance maintained by the Company.

4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Expenses or Other Liabilities but not entitled, however, to indemnification for the total amount of such Expenses or Other Liabilities, the Company shall nevertheless indemnify Indemnitee for such total amount except as to the portion thereof for which indemnification is prohibited by the provisions of the Company’s Bylaws or the DCGL. In any review or Proceeding to determine the extent of indemnification, the Company shall bear the burden to establish, by clear and convincing evidence, the lack of a successful resolution of a particular claim, issue or matter and which amounts sought in indemnity are allocable to claims, issues or matters which were not successfully resolved.

5. Liability Insurance. So long as Indemnitee shall continue to serve the Company or a Subsidiary or Affiliate of the Company as an Indemnifiable Person and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding as a result of an Indemnifiable Event, the Company shall use reasonable efforts to maintain in full force and effect for the benefit of Indemnitee as an insured (i) directors and officers liability insurance issued by one or more reputable insurers and having the policy amount and deductible deemed appropriate by the Board and providing in all respects coverage at least comparable to and in the same amount as that provided to the Chairman of the Board or the Chief Executive Officer of the Company, and (ii) any replacement or substitute directors and officers liability insurance policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that being provided to the Chairman of the Board or the Chief Executive Officer of the Company. The purchase, establishment and maintenance of any such insurance or other arrangements shall not in any way limit or affect the rights and obligations of the Company or of Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such insurance or other arrangement.

6. Mandatory Advancement of Expenses. If requested by Indemnitee, the Company shall advance prior to the final disposition of the Proceeding all Expenses incurred by Indemnitee in connection with (including in preparation for) a Proceeding related to an Indemnifiable Event. Indemnitee hereby undertakes to repay such amounts advanced if, and only if and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Company’s Bylaws or the DCGL. The advances to be made hereunder shall be paid by the Company to Indemnitee or directly to a third party designated by Indemnitee within thirty (30) days following delivery of a written request therefor by Indemnitee to the Company. Indemnitee’s undertaking to repay any Expenses advanced to Indemnitee hereunder shall be unsecured and shall not be subject to the accrual or payment of any interest thereon.

7. Notice and Other Indemnification Procedures.

(a) Notification. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification or advancement of Expenses with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement or threat of commencement thereof. However, a failure so to notify the Company promptly following Indemnitee’s receipt of such notice shall not relieve the Company from any liability that it may have to Indemnitee except to the extent that the Company is materially prejudiced in its defense of such Proceeding as a result of such failure.

(b) Insurance and Other Matters. If, at the time of the receipt of a notice of the commencement of a Proceeding pursuant to Section 7(a) above, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the issuers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all reasonable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such insurance policies.

(c) Assumption of Defense. In the event the Company shall be obligated to advance the Expenses for any Proceeding against Indemnitee, the Company, if deemed appropriate by the Company, shall be entitled to assume the defense of such Proceeding as provided herein. Such defense by the Company may include the representation of two or more parties by one attorney or law firm as permitted under the ethical rules and legal requirements related to joint representations. Following delivery of written notice to Indemnitee of the Company’s election to assume the defense of such Proceeding, the approval by Indemnitee (which approval shall not be unreasonably withheld) of counsel designated by the Company and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees and expenses of counsel subsequently incurred by Indemnitee with respect to the same Proceeding. If (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) there is, in the reasonable written opinion of counsel to Indemnitee a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company fails to employ counsel to assume the defense of such Proceeding, the fees and expenses of Indemnitee’s counsel shall be subject to indemnification and/or advancement pursuant to the terms of this Agreement. Nothing herein shall prevent Indemnitee from employing counsel for any such Proceeding at Indemnitee’s expense.

(d) Settlement. The Company shall not be liable to indemnify Indemnitee under this Agreement or otherwise for any amounts paid in settlement of any Proceeding effected without the Company’s written consent. Neither the Company nor any Subsidiary or Affiliate shall enter into a settlement of any Proceeding that might result in the imposition of any Expense, Other Liability, penalty, limitation or detriment on Indemnitee, whether indemnifiable under this Agreement or otherwise, without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold consent from any settlement of any Proceeding.

8. Determination of Right to Indemnification.

(a) Success on the Merits or Otherwise. To the extent that Indemnitee has been successful on the merits or otherwise in defense of any Proceeding relating in whole or in part to an Indemnifiable Event or in the defense of any claim, issue or matter described therein, the Company shall indemnify Indemnitee against Expenses incurred in connection therewith.

(b) Indemnification in Other Situations. In the event that Section 8(a) is inapplicable, the Company shall also indemnify Indemnitee if Indemnitee has not failed to meet the applicable standard of conduct for indemnification, with such determination made by any of the following as selected by Indemnitee:

(1) The majority vote of a quorum of the members of the Board, provided such quorum consists only of directors who are not parties to the Proceeding in respect of which Indemnitee is seeking indemnification hereunder;

(2) If such a quorum is not obtainable, by Independent Counsel selected by Indemnitee and approved by the Board, whose approval shall not be unreasonably withheld, in a written opinion;

(3) Approval of the shareholders of the Company (in accordance with the DCGL), with the shares of the Indemnitee not being entitled to vote thereon; or

(4) The court in which the proceeding is or was pending upon application made by the Company or Indemnitee or the attorney or other person rendering services in connection with the defense, whether or not the application by Indemnitee, attorney or other person is opposed by the Company.

If the forum selected to make the determination contemplated by this Section 8 is a forum provided in any of subsections (1), (2) or (3), such forum shall be referred to herein as the “Reviewing Party”.

(c) As soon as practicable, and in no event later than 30 days after receipt by the Company of written notice of Indemnitee’s choice of the forum provided in either of subsection (1), (2) or (3) of Section 8(b) above, the Company and Indemnitee shall each submit to the Reviewing Party such information as they believe is appropriate for the Reviewing Party to consider. The Reviewing Party shall arrive at its decision within a reasonable period of time following the receipt of all such information from the Company and Indemnitee, but in no event later than thirty (30) days following the receipt of all such information, provided that the time by which the Reviewing Party must reach a decision may be extended by mutual agreement of the Company and Indemnitee. If the forum selected is the court provided in subsection (4) above, the Company and Indemnitee and/or the attorney rendering services in connection with the defense shall submit promptly such information is directed or requested by the court and undertake to complete the court’s determination promptly. All Expenses associated with the process set forth in this Section 8(c), including but not limited to the Expenses of the Reviewing Party or court, shall be paid by the Company.

(d) Appeal to Delaware Court. Notwithstanding a final determination by any Reviewing Party that Indemnitee is not entitled to indemnification with respect to a specific Proceeding, Indemnitee shall have the right to apply to the Delaware Chancery Court for the purpose of enforcing Indemnitee’s right to indemnification pursuant to this Agreement.

(e) Expenses. The Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with any hearing or Proceeding under this Section 8 involving Indemnitee and against all Expenses and Other Liabilities incurred by Indemnitee in connection with any other Proceeding between the Company and Indemnitee involving the interpretation or enforcement of the rights of Indemnitee under this Agreement unless a court of competent jurisdiction finds that each of the material claims of Indemnitee in any such Proceeding was frivolous or made in bad faith.

(f) Determination of “Good Faith”. For purposes of any determination of whether Indemnitee acted in “good faith” and in a manner he or she reasonably believed to be in the best interests of the Company or acted in “bad faith,” Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company or not acted in bad faith if in taking or failing to take the action in question Indemnitee relied on the records or books of account of the Company or an Affiliate, including financial statements, or on information, opinions, reports or statements provided to Indemnitee by the officers or other employees of the Company or Affiliate of the Company in the course of their duties, or on the advice of legal counsel for the Company or Affiliate, or on information or records given or reports made to the Company or Affiliate by an independent certified public accountant or by an appraiser or other expert selected by the Company or Affiliate, or by any other person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or Affiliate. In connection with any determination as to whether Indemnitee is entitled to be indemnified hereunder, or to advancement of Expenses, the Reviewing Party or court shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification or advancement of Expenses, as the case may be, and the burden of proof shall be on the Company to establish, by clear and convincing evidence, that Indemnitee is not so entitled. The provisions of this Section 8(f) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement. In addition, the knowledge and/or actions, or failures to act, of any other person serving the Company or Affiliate as an Indemnifiable Person shall not be imputed to Indemnitee for purposes of determining the right to indemnification hereunder.

9. Exceptions. Any other provision herein to the contrary notwithstanding,

(a) Claims Initiated by Indemnitee. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (1) with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement, any other statute or law, as permitted under Section 145, or otherwise, (2) where the Board has consented to the initiation of such Proceeding, or (3) with respect to Proceedings brought to discharge Indemnitee’s fiduciary responsibilities, whether under ERISA or otherwise, but such indemnification or advancement of Expenses may be provided by the Company in specific cases if the Board finds it to be appropriate; or

(b) Actions Based on Federal Statutes Regarding Profit Recovery and Return of Bonus Payments. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee on account of (i) any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of l934 and amendments thereto or similar provisions of any federal, state or local statutory law, or (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(c) Unlawful Indemnification. The Company shall not be obligated pursuant to the terms of this Agreement to indemnify Indemnitee for Other Liabilities if such indemnification is prohibited by law.

(d) Other Limitations. No indemnification or advance shall be made under this Agreement, unless a court of competent jurisdiction determines otherwise or unless required pursuant to Section 145(d) of the DCGL, in the following circumstances:

(1) If such indemnification would be inconsistent with a provision of the Articles, the Bylaws, a resolution of the shareholders, or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the Proceeding which prohibits or otherwise limits indemnification; or

(2) If such indemnification would be inconsistent with any condition expressly imposed by a court in approving a settlement.

(e) Indemnification for actions by or in the right of the Company in excess of Section 145. Notwithstanding any other provision in this Agreement, in the case of an act brought by or in the right of the Company for breach of a director’s duty to the Company and its shareholders, the rights to indemnification in this Agreement in excess of those provided by Section 145 shall be subject to the limitations on indemnification set forth in Section 145. However, the rights to indemnification in this Agreement shall not be subject to the limitations set forth in such Section 145 in the case of, (i) an act brought by or in the right of the Company for a breach of the director’s duty to the Company and its shareholders for indemnification not in excess of the rights for indemnification provided by Section 145 or (ii) an act other than an act by or in the right of the Company for breach of a director’s duty to the Company and its shareholders.

10. Non-exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Articles or Bylaws, the vote of the Company’s shareholders or disinterested directors, other agreements, or otherwise, both as to acts or omissions in his or her official capacity and to acts or omissions in another capacity while serving the Company or Affiliate as an Indemnifiable Person and Indemnitee’s rights hereunder shall continue after Indemnitee has ceased serving the Company or Affiliate as an Indemnifiable Person and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

11. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

12. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and except as expressly provided herein, no such waiver shall constitute a continuing waiver.

13. [Intentionally Omitted].

14. Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and a receipt is provided by the party to whom such communication is delivered, (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the signing by the recipient of an acknowledgement of receipt form accompanying delivery through the U.S. mail, (iii) personal service by a process server, (iv) when sent by confirmed electronic mail if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, or (v) delivery to the recipient’s address by overnight delivery (e.g., FedEx, UPS or DHL) or other commercial delivery service. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice complying with the provisions of this Section 14. Delivery of communications to the Company with respect to this Agreement shall be sent to the attention of the Company’s Chief Executive Officer.

15. No Presumptions. For purposes of this Agreement, the termination of any Proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law or otherwise. In addition, neither the failure of the Company or a Reviewing Party have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Company or a Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of Proceedings by Indemnitee to secure a judicial determination by exercising Indemnitee’s rights under 8(d) of this Agreement shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has failed to meet any particular standard of conduct or did not have any particular belief or is not entitled to indemnification under applicable law or otherwise.

16. Survival of Rights; Successors. The rights conferred on Indemnitee by this Agreement shall continue during the period Indemnitee is serving the Company or an Affiliate of the Company as an Indemnifiable Person and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding by reason of his or her status as an Indemnifiable Person, whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the partiers hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all of substantially all of the business or assets of the Company), assigns spouses, heirs, executors and personal and legal representatives.

17. Subrogation and Contribution.

(a) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by or on behalf of Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

18. Specific Performance, Etc. The parties recognize that if any provision of this Agreement is violated by the Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, Indemnitee shall be entitled, if Indemnitee so elects, to institute Proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

21. Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of California, as applied to contracts between California residents entered into and to be performed entirely with California.

22. Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any Proceeding which arises out of or relates to this Agreement.

[Signature page follows.]

The parties hereto have entered into this Indemnity Agreement effective as of the date first above written.

COMPANY: AELMUMA, INC.

By:
Name:
Its:

INDEMNITEE:

[Name]

Address:

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